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                                                                  EXHIBIT 10.13

                         CONTINUING CORPORATE GUARANTY
                         -----------------------------


BOSTON SAFE DEPOSIT AND
TRUST COMPANY,                               WILLIAM E. MITCHELL,
Lender                                       Obligor

NASHUA CORPORATION,                          JAN SCHREYER MITCHELL,
Guarantor                                    Obligor

        In consideration of, and as an inducement for BOSTON SAFE DEPOSIT AND TRUST COMPANY (hereinafter called the "Lender") to make a mortgage loan to WILLIAM E. MITCHELL and JAN SCHREYER MITCHELL (hereinafter collectively referred to as the "Obligor"), in an aggregate principal amount not to exceed One Million One Hundred Thousand and No/Hundreds Dollars ($1,100,000.00) (hereinafter individually and collectively called the "Loan(s)"), the undersigned, NASHUA CORPORATION, a Delaware corporation (hereinafter called the "Guarantor"), with its principal place of business at 44 Franklin Street, Nashua, New Hampshire 03061, does hereby unconditionally and irrevocably guarantee to the Lender and its successors and assigns, without offset or deduction, the prompt payment when due, whether by acceleration or otherwise, of all payments of the principal of and interest on the promissory notes from time to time executed by the Obligor evidencing the Loan(s) (hereinafter individually and collectively called the "Note"), and all other amounts whatsoever now or hereafter owing and payable by the Obligor under, arising out of or in connection with any Note evidencing the Loan(s), the guaranty under this clause constituting hereby a guaranty of payment and not of collection. The Guarantor does hereby agree that in the event that the Obligor does not or is unable to pay or perform in accordance with the terms of the Note for any reason (including, without limitation and to the extent applicable, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, the Obligor) it will pay the installments of principal and interest (and premium, if any) due on such Note or otherwise provide for and bring about promptly when due such payment and the performance of such duties, agreements, covenants and obligations of the Obligor.
Guarantor specifically and unconditionally agrees that if a petition in bankruptcy or for an arrangement or reorganization of Guarantor under the bankruptcy laws or for the appointment of a receiver for Obligor or Guarantor, or any of the property of Obligor or Guarantor is filed by or against Obligor or Guarantor, or if Obligor or Guarantor shall make an assignment for the benefit of creditors or shall become insolvent, all Obligations of Obligor to Lender shall, for purposes of this guaranty, be deemed at Lender's election to have become immediately due and payable. Guarantor further agrees Lender may declare all the Obligations due and payable for purposes of the Guaranty if there is a material change in the financial status of Guarantor. All of the liabilities and obligations of the Obligor hereby guaranteed are hereinafter collectively referred to as the "Obligations".

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        Without limiting the generality of clause (i) above, the Guarantor specifically agrees that it shall not be necessary or required, and that the Guarantor shall not be entitled to require, that the Lender, or any successor or assignee of Lender, file suit or proceed to obtain or assert a claim for personal judgment against the Obligor for the Obligations or make any effort at collection of the Obligations from the Obligor or foreclose against or seek to realize upon any security now or hereafter existing for the Obligations or file suit or proceed to obtain or assert a claim for personal judgment against any other party liable for the Obligations or make any effort at collection of the Obligations from any such other party or exercise or assert any other right or remedy to which any of them is or may be entitled in connection with the Obligations or any security or other guaranty therefor or assert or file any claim against the assets of the Obligor or other person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guaranty or requiring payment of said Obligations by the Guarantor hereunder, or at any time thereafter. The Guarantor agrees, upon demand of the Lender to either, at the Lender's option, pay directly or reimburse the Lender for the payment of, all costs, fees and expenses, including, without limitation, attorneys' fees, incurred by the Lender in the enforcement or attempted enforcement of any of its rights hereunder.

        The Guarantor specifically agrees that it shall not be necessary or required in order to enforce the obligations of the Guarantor hereunder that there be, and the Guarantor specifically waives: notice of the acceptance of this Guaranty and of the performance or nonperformance of any of the Obligations; demand of payment from the Obligor except to the extent required by the Note; presentment for payment upon the Obligor or the making of any protest; notice of the amount of the Obligations outstanding at any time; and notice of nonpayment or failure to perform on the part of the Obligor. The Guarantor further waives all defenses, offsets and counterclaims which the Guarantor may at any time have to the payment or performance of the Obligations. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the Obligor shall have fully and satisfactorily discharged the Obligations and shall not be released or discharged by reason of: (i) any waiver by the Lender, or its successors or assigns, of the performance or observance by the Obligor of any of the agreements, covenants, terms or conditions contained in the Note;
(ii) the extension of the time for payment by the Obligor of any payment of principal and interest due on the Note or other sums or any part thereof owing or payable under or pursuant to the Note, or any Loan or of the time for performance by the Obligor of any other obligations under or pursuant to the Note; (iii) any failure, omission or delay of the Lender or its successors or assigns to enforce, assert or exercise any right, power or remedy conferred on the Lender under or pursuant to the Note or any action on the part of the Lender or its successors or assigns granting any extension or indulgence in any form to the Obligor; (iv) any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of, any of the Obligations or the release or discharge of the Obligor from the performance or observance of any of the Obligations by operation of law; (v) any change in, waiver or modification of, or amendment to, any of the terms or provisions of the Note; (vi) if applicable, any consolidation or merger of Obligor, whether permitted under the terms of the Agreements or otherwise, or the sale, transfer or other disposition by the Obligor or all or substantially all of the assets and liabilities of the Obligor; (vii) if applicable, the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of

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creditors, reorganization, arrangement, composition or readjustment of the
Obligor, or any other similar proceeding affecting the status, existence, assets or obligations of the Obligor; (viii) if applicable, the death or mental or physical incapacity of the Obligor; (ix) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of the Note or of any provision thereof, or of any of the Obligations; (x) any transfer or assignment by the Obligor of any of the Obligor's rights or obligations under the Note, or any use of the Collateral (as defined in the Note) or any part thereof by any person or party, or any sale, transfer, assignment, lease, mortgage, pledge, hypothecation or further encumbering of the Collateral or any part thereof by Obligor; or (xi) any other circumstance that might otherwise constitute a legal or equitable discharge of the Obligor (including a discharge in bankruptcy) or of the Guarantor.

        The Guarantor hereby represents and warrants to Lender that: (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above; (b) the Guarantor has the power and authority to execute and perform this Guaranty, and has duly authorized the execution, delivery and performance of this Guaranty;
(c) no approval is required from any regulatory body, board, authority or commission, nor from any other administrative or governmental agency, nor from any other person, firm or corporation, with respect to the execution of this Guaranty by the Guarantor and the payment and performance by the Guarantor of all of the Guarantor's obligations hereunder; (d) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, and the execution, delivery and performance of the same by the Guarantor will not violate the Guarantor's Charter, Certificate of Incorporation, or By-Laws, or any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which the Guarantor is a party, or by or under which the Guarantor or any of the Guarantor's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Guarantor's property or assets; (e) the Guarantor will furnish Lender ( i) as soon as available, and in any event within 120 days after the last day of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its consolidated subsidiaries as of the end of such fiscal years, and related consolidated statements of income and retained earnings of the Guarantor and its consolidated subsidiaries for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year,
(ii) within 45 days after the last day of each fiscal quarter of the Guarantor (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings of the Guarantor and its consolidated subsidiaries covering the fiscal year to date, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the chief financial officer of the Guarantor, (iii) contemporaneously with its transmittal to each stockholder of the Guarantor, such reports as the Guarantor shall send to its stockholders, and (iv) such additional financial information as Lender may reasonably request concerning the Guarantor; and (f) the Guarantor and its consolidated subsidiaries have filed all United States income tax returns which are required to be filed and have paid, or made provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received

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by the Guarantor or such consolidated subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

        Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the Lender's rights against the Obligor or the Collateral (or any part thereof) until all amounts owing to the Lender by the Obligor for or on account of the Obligations shall have been paid in full.

        This Guaranty (a) may be assigned by the Lender without the consent of the Guarantor, but may not be assigned by the Guarantor; (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (c) shall inure to the benefit of the Lender, and its successors and assigns, and be binding upon the successors and, subject to the restrictions of clause (a) of this paragraph, assigns of the Guarantor; (d) may be modified only by an instrument in writing, signed by the duly authorized representative of the party to be bound; and (e) shall in all respects be governed by, and be construed in accordance with, the laws of the Commonwealth of Massachusetts.

        All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Note. The Guarantor hereby acknowledges receipt of a copy of the Note, as executed by the Obligor and/or the Lender.

        IN WITNESS WHEREOF; the Guarantor has caused this Guaranty to be executed by its duly authorized officer and its corporate seal to be affixed hereto this 20th day of January 1995.

                                          NASHUA CORPORATION,
                                            Guarantor
                                          By:        /s/ William Luke
                                              -------------------------------
                                          (Print Name)   William Luke
                                                       ----------------------
                                          Its: Vice President-Finance
Attest:                                        ------------------------------

/s/ Suzanne Ansara [Corporate Seal]
- -------------------
    Asst. Secretary


                                           /s/ William e. Mitchell
                                           ----------------------------------
                                           WILLIAM E. MITCHELL, Obligor


                                           /s/ Jan Schreyer Mitchell
                                           ----------------------------------
                                           JAN SCHREYER MITCHELL, Obligor



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